                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            [Amendment No.______]


Filed by the Registrant (x)
Filed by a Party other than the Registrant ( )


Check the appropriate box:

( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
(x) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12


                                  NESCO, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified in its Charter)

   ---------------------------------------------------------------------
    (Name of Person(s) Filing proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):


(x) No fee required
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and )O-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5) Total fee paid:

            --------------------------------------------------------------------

( ) Fee paid previously by written preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
                                   ---------------------------------------------
         2) Form Schedule or Registration Statement No.
                                                       -------------------------
         3) Filing Party:
                         -------------------------------------------------------
         4) Date Filed:
                       ---------------------------------

                                      NESCO, INC.
                     12331 E. 60TH STREET, TULSA, OKLAHOMA 74146
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD MAY 17, 2001


MEETING NOTICE

The Annual Meeting of the Shareholders of NESCO, Inc., an Oklahoma Corporation, will be held at 12331 E. 60th St., Tulsa, Oklahoma, on May 17, 2001, at 1:00 p.m. for the purpose of considering and acting upon the following:

         (1)  The election of five directors for a one year term.

         (2) Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, from 20,000,000 shares to 50,000,000 shares and the number of authorized shares of our preferred stock, from 1,000,000 shares to 10,000,000 shares.

         (3) The ratification of the selection of KPMG, LLP as independent auditors to audit the financial statements to be included in the Annual Report to Shareholders for 2001.

         (4) The transaction of any other matters that properly come before the meeting or any adjournment thereof.

Shareholders entitled to vote are invited to attend the Annual Meeting.

The Board of Directors has fixed the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting at 5:00 p.m., April 6, 2001.

The Company's Proxy Statement and Annual Report are included with this notice.


Dated: April 13, 2001




                                                  Larry G. Johnson
                                                  Vice President &
                                                  Secretary Treasurer






REGARDLESS OF WHETHER YOU NOW EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE.

                                    NESCO, INC.
                   12331 E. 60TH STREET, TULSA OKLAHOMA 74146

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 17, 2001

                                 PROXY STATEMENT



The Board of Directors solicits your proxy for use at the Annual Meeting of NESCO, Inc. (the "Company") to be held at 1:00 PM on May 17, 2001 at the corporate office located at 12331 East 60th Street, Tulsa, Oklahoma. Proxy statements and proxies were first mailed to shareholders on or about April 13, 2001. A shareholder who signs and returns a proxy may revoke it or give special voting specifications at any time before the proxy is exercised by writing the Secretary of the Company at its offices at 12331 E. 60th St., Tulsa, Oklahoma, 74146, by exercising a later-dated proxy or by attending the 2001 Annual Meeting in person and giving written notice to the Secretary of the Company. The proxy will be voted in accordance with such specifications.

Shareholders of record at the close of business on April 6, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. The Company had 9,325,855 outstanding shares of common stock on the Record Date. The Company has no other voting securities outstanding. Shareholders are entitled to one vote per share on each matter. If the accompanying form of proxy is signed and returned, the shares will be voted for each of the nominees named herein, in favor of the proposed increase in the authorized number of shares and for the selection of KPMG, LLPas the Company's independent Auditors.

A shareholder may, with respect to the selection of directors (i) vote for the election of all nominees named herein as directors, (ii) withhold authority to vote for all these director nominees or (iii) vote for the election of all these director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted by that shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for purposes of determining the presence of a quorum. Approval of the amendment to the certificate of incorporation to increase the number of authorized shares requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting. Approval of the selection of our independent auditors requires the affirmative vote of a majority, of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. Election of each director requires a vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote. Accordingly, non-voted shares with respect to the proposal to amend the certificate of incorporation will have the same effect as a negative vote. Non-votes on the selection of our independent auditors will not affect the determination of whether this matter is approved or the outcome of the election of directors.

Abstentions from voting, which may be specified on any proposal other than the election of directors, will be included for purposes of determining whether the requisite number of affirmative votes are received on any matters submitted to the shareholders for a vote. Accordingly, an abstention will have the same effect as a vote against any of these matters.

SHAREHOLDER PROPOSALS

The Company knows of no shareholder proposals to be considered at the Annual Meeting. Shareholder proposals will be eligible for consideration for inclusion in the Proxy Statement for the 2001 Annual Meeting if they are received by the Secretary of the Company no later than December 14, 2001 at the address set forth above. If a shareholder, who intends to present a proposal at the Company's 2002 Annual Meeting and has not sought inclusion of the proposal in the Company's proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal by February 27, 2002, then the persons named in the proxies solicited by the Company's Board of Directors for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to that proposal.

ELECTION OF DIRECTORS

Proxy holders named on the proxy card will vote "FOR" the election of the nominees listed below, unless otherwise instructed on the proxy cards that have been signed and returned. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card. If any of these nominees should be unable to serve, the proxies will be voted by the proxy holders for the election of any other person as the proxies determine, in accordance with their judgment. Directors are elected for one-year terms. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.


Name                        Age           Position
----                        ---           --------
Eddy L. Patterson            59           Director, Chairman and Chief Executive Officer

James Howell                 47           Director, President

Edward R. Foraker            62           Director

Dallin Bagley                62           Director

Robert D. Sumner             59           Director


The business background of the Directors follows:

       Eddy L. Patterson has served as Chairman, Chief Executive Officer and a director of the Company since May 1989. He has started and built several companies including a manufacturing firm and oil and gas production operations.

       James Howell has served as President of the Company since June, 1998. Mr. Howell was elected to serve as a director in May, 2000. He received a B.S. degree from Oklahoma State University in Agricultural Engineering. Mr. Howell has held marketing and management positions with several national companies including Network Security Corporation and Mosler, Inc. Mr. Howell joined the Company in 1989 as Director of Marketing, served as the Vice President-Marketing since January 1, 1995 and was elected as President in June, 1998.

       Edward R. Foraker has served as a director of the Company since April 1994. Since 1970, Mr. Foraker has served as President and Chairman of the Board of Directors of ECC Energy Corporation and its predecessor corporations. Mr. Foraker also served as President of WestAmerica Investment Group, Inc. until its sale in 1997. ECC Energy Corporation engages in coalbed methane gas exploration, development and production and oil field service contracting. ECC's headquarters is located in Dewey, Oklahoma.

       Dallin Bagley has served as a director of the Company since February, 1999. Mr. Bagley began practicing law in 1996. During the past six years Mr. Bagley has served as Vice President of National Financial Services, Inc., a computer back-up accounting firm for health and fitness clubs. Mr. Bagley is also currently a director of Tunex International, a chain of automotive engine performance and service centers, and Gentner Communications Corporation, a corporation that provides technology, service, and educational solutions for U.S. and international communications markets. Mr. Bagley received a Juris Doctorate in l965 from the University of Utah College of Law.

       Robert W. Sumner has served as a director of the Company since May, 2000. Mr. Sumner is the owner of Horne Oil Company, Enid, Oklahoma, a provider of fuel and lubricants. Mr. Sumner has been with that company since 1983 and has served as president since 1995.

BOARD COMPENSATION AND COMMITTEES

The Company pays each non-employee member of its Board of Directors $1,250 for each quarterly Board meeting which he attends. Directors are not compensated for special meetings. Directors are not currently reimbursed for their expenses incurred in attending meetings.

During 2000, there were four regular quarterly board meetings, four special board meetings, and two committee meetings. All directors were present at the meetings during their periods of service as a director with the exception of Mr. Bagley who was absent from two regular board meeting and one special board meeting.

E. R. Foraker, Dallin Bagley, and Robert Sumner serve on both the Audit and Compensation Committees. Mr. McCutchan was appointed to the Audit and Compensation committees at the February 3, 2000, board meeting and served until his resignation on April 17, 2000. The Company has no standing nominating committee.

AUDIT COMMITTEE

The Audit Committee members are not officers of the Company. Under currently applicable rules, all members are "independent" as defined under Rule 4200(a)(15) of the NASD listing standards. The Audit Committee operates under a written charter (Exhibit A) adopted by the Board of Directors on May 18, 2000 in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market. The Audit Committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee met one time during 2000.

       AUDIT COMMITTEE REPORT. In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

       - reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000;

       - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

       - received the written disclosures and the letter from the independent accounts required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees); and

       - based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.


                                             Audit Committee:

                                             E. R. Foraker
                                             Robert Sumner
                                             Dallin Bagley


COMPENSATION COMMITTEE

The primary functions of the Compensation Committee are to review and approve management's recommendations concerning compensation of executive officers and certain other employees and to administer the Company's 1994 Employee Stock Plan and the NESCO, Inc. 2000 Equity Incentive Plan. The Compensation Committee, acting as the Equity Incentive Plan Committee, has the authority, in its discretion, to select the eligible officers and employees to whom options shall be granted and the number of shares of the Company's Common Stock to be subject to such options. The Compensation Committee met one time during the fiscal year ended December 31, 2000.

EXECUTIVE OFFICERS

Executive Officers that are not directors of the Company and their business backgrounds are as follows:

LARRY G. JOHNSON, VICE PRESIDENT, SECRETARY-TREASURER AND CHIEF FINANCIAL
       OFFICER, age 55, has served in these capacities since January 1, 1995. Mr. Johnson also has served as the President of Lab One since March 1993. Mr. Johnson has been employed by the Company since 1993. From April 1992 to January 1993, Mr. Johnson served as a consultant to the Company. From 1971 to 1991, Mr. Johnson was employed by Broken Arrow Federal Savings and Loan and served as President and Chief Executive Officer for 16 of those years. Mr. Johnson holds an M.B.A. degree from the University of Tulsa.

CHUCK NANCE, VICE PRESIDENT-OPERATIONS, age 54, has over 20 years of experience in service station construction and underground storage tank installation. Mr. Nance joined the Company in 1991 as a project manager and is licensed in several states to perform all aspects of underground storage services. Mr. Nance was named Vice President-Operations on January 1, 1995. Prior to joining the Company, Mr. Nance was a construction manager for over nine years with Petroleum Marketers Equipment Company, Inc.

ROBERT WATSON, CONTROLLER, age 54 , received his degree, with honors, from the University of Arkansas in 1969. With over 20 years experience as a CPA, including seven years with the international firm of Arthur Young & Co. (now Ernst & Young LLP), he joined NESCO in 1996. Mr. Watson was the Controller and Corporate Secretary-Treasurer for Lake Country Beverage, Inc. from October 1986 to November 1995 and was a business consultant from November 1995 to May 1996. Mr. Watson oversees all day to day corporate accounting functions.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for the Chairman of the Board and Chief Executive Officer and two other officers of the Company. Because no other executive officer of the Company received cash compensation exceeding $100,000 during the year ended December 31, 2000, no disclosure pertaining to other executives is required or provided.


                              SUMMARY COMPENSATION TABLE



                                                                                        Long Term Compensation
                                                                           ----------------------------------------------
                                                                                   Awards                  Payments
                                                                           ----------------------   ---------------------
                                                                           Restrict-   Securities
                                        Annual Compensation                ed          Under
                             ------------------------------------------    Stock       lying        LTIP       All Other
Name and                                                   Other Annual    Awards      Options/     Payouts    Compen-
Principal Position           Year     Salary     Bonus     Compensation     ($)        SAR(#)        ($)       sation
------------------           ----    --------   -------    ------------    ---------   ----------   -------    ----------
Eddy L. Patterson,           2000    $238,559   $50,000        (1)
Chairman & Chief             1999    $200,000   $  -           (1)
Executive Officer            1998    $148,077   $25,000        (1)

James Howell                 2000    $140,439   $10,000        (1)
President                    1999    $111,260   $  -           (1)
                             1998    $ 86,094   $  -           (1)                      25,000(2)

Larry G. Johnson             2000    $105,160   $ 9,000        (1)
Vice President &             1999    $ 81,308   $  -           (1)
Secretary-Treasurer          1998    $ 72,840   $  -           (1)


(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the executive's annual salary and bonus for any of the executive officers.

(2) In June, 1998, Mr. Howell was awarded options to acquire 25,000 shares with an exercise price of $2.00 per share. This expiration of this of these options was extended from June 1, 2000 to June 1, 2001.

                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTION VALUES


                                                       Number of Securities
                                                       Underlying Unexercised     Value of Unexercised
                                                       Options at Fiscal Year-    In-the-Money Options at
                                                       End (#)                    Fiscal Year-End ($)
                   Shares Acquired    Value            Exercisable/               Exercisable/
Name               on Exercise (#)    Realized ($)     Unexercisable              Unexercisable (1)
----               ---------------    ------------     -------------              -----------------
Eddy L. Patterson         -                -           0/0                        $0/0
James Howell              -                -           45,000/0                   $20,000/0
Larry G. Johnson          -                -           16,000/0                   $0/0


(1) The value of the unexercised in-the-money options is calculated by multiplying (a) the difference between (i) the closing price of $3.00 for the last business day of the fiscal year ended December 31, 2000, and (ii) the option exercise price by (b) the number of securities underlying the options.

                                  PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of April 6, 2001, regarding the ownership of the Company's common stock by (a) all persons known by the Company to be beneficial owners of more than 5% of the outstanding common stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. There is no other class of securities of the Company entitled to vote at the Annual Meeting.



NAME AND ADDRESS OF                            AMOUNT AND NATURE
OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP                PERCENT OF CLASS
-------------------                         -----------------------                ----------------
Eddy L. Patterson                                3,019,658 shares                        32.4%
12331 E. 60th St.
Tulsa, Oklahoma 74146

E.R. Foraker                                       293,678 shares(1)                      3.1%
4141 North Scottsdale Road
Suite 100
Scottsdale, Arizona 85251

Dallin Bagley                                    1,442,500 shares                        15.5%
2350 Oakhill Drive
Salt Lake City, Utah  84121

Robert W. Sumner                                   339,885 shares                         3.6%
2822 Oakleaf Circle
Enid, Oklahoma 73703

Wesley Hill                                        587,490 shares                         6.3%
1625 West Owen K. Garriott
Suite D
Enid, Oklahoma 73703


James Howell                                        69,574 shares(2)                       .7%
1425 Jamestown
Edmond, Oklahoma 73003

Larry G. Johnson                                    34,807 shares(3)                       .4%
10208 East 89th Street North
Owasso, Oklahoma  74055

All directors and executive officers as
a group of nine persons                          5,832,592 shares                        62.5%


(1) Mr. Foraker's beneficial shares of 293,678 shares include 6,806 shares owned by his wife, 5,000 shares owned by his children, and 90 shares owned by his grandchildren. Mr. Foraker disclaims beneficial ownership of such shares.
(2) Mr. Howell's shares include stock options for 45,000 shares which are fully exercisable.
(3) Mr. Johnson's shares include stock options for 16,000 shares which are fully exercisable.

Except as otherwise indicated, all of the persons named above have sole voting and investment power with respect to the shares beneficially owned by them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and shareholders who own more than 10% of the Company's outstanding common stock to report to the Securities and Exchange Commission their initial ownership of the common stock and any subsequent changes in that ownership and to furnish the Company with a copy of each report. The regulations of the Securities and Exchange Commission impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal year 2000.

To the Company's knowledge, based solely on review of the copies of the reports furnished to the Company and written representations that no other reports were required during and with respect to fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and holders of more than 10% of its outstanding shares of common stock were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is building an office building and warehouse in Oklahoma City, and Company offices in Norman, Edmond, and Oklahoma City will be combined at the new facility. On November 9, 2000, the Company sold the partially completed building to Eddy L. Patterson, Chairman and CEO of the Company. The selling price of the completed building was $1,213,750, of which $500,000 was paid at closing with the remainder to be paid at completion of the construction and occupancy of the building. On January 1, 2001, the Company entered into a lease agreement with Mr. Patterson in which the Company will lease the premises from Mr. Patterson. The lease has a term of 10 years with an initial monthly lease payment of $11,783. At the end of four years the lease payment will be increased to $12,372 per month. At the end of eight years the lease payment will be increased to $12,991. Mr. Patterson and the Company entered into the agreement and lease to facilitate the financing of the construction of the property. Mr. Patterson expects to sell the project and assign his rights under lease to a third party. The board of directors ratified the transaction on December 12, 2000. The Company's cost to acquire the land and construct the building is estimated to be $1,124,000 of which $623,000 has been incurred at December 31, 2000.

INCREASE IN THE AUTHORIZED SHARES OF CAPITAL STOCK

At the annual meeting, you will be asked to vote to approve the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock and preferred stock. The Board Of Directors Unanimously Recommends a vote "For" the proposed increase in the number of authorized shares of common stock and preferred stock.

VOTE REQUIRED. If a majority of the shares of common stock entitled to vote at the meeting are voted for the amendment to our certificate of incorporation, the amendment will be approved.

DESCRIPTION OF THE AMENDMENT. Our board has approved and recommends that the shareholders approve and adopt a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 20,000,000 shares to 50,000,000 shares and our preferred stock from 1,000,000 shares to 10,000,000 shares. The proposed amendment will amend the first sentence of Article Fifth of our certificate of incorporation to read as follows:

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000, 50,000,000 of which shall be common stock of the par value of $0.01 per share (hereinafter called "Common Stock") and 10,000,000 of which shall be preferred stock of the par value of $.10 per share.

BACKGROUND AND REASONS FOR PROPOSED AMENDMENT. With only 20 million shares of our common stock currently authorized, we believe that we need additional shares in the event that we desire to accomplish any significant acquisitions or to raise significant amounts of equity capital without prior shareholder approval.

Although we have no specific plans at this point, we expect to continue raising additional capital and acquiring other companies in the future as part of our growth strategy. We also expect to grant stock options or make other types of stock grants as part of the incentive compensation plans for key employees. Our board believes that it is important to have additional authorized capital available for these purposes in order to avoid the delay and expense of obtaining shareholder approval at a later date and to provide greater flexibility in our future capital raising, business acquisition and employee compensation efforts.

                        DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL. Our authorized capital currently consists of 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $.10 per share. At March 31, 2001, we had outstanding (1) 9,325,855 shares of common stock and (2) no shares of Preferred Stock.

COMMON STOCK. The holders of our common stock are entitled to one vote per share on all matters voted on by shareholders, including the election of directors. Common shareholders exclusively possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors for any series of preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of the series. Our certificate of incorporation does not provide for cumulative voting for directors.

Subject to any preferential rights of any outstanding series of our preferred stock, our common shareholders are entitled to distributions as may be declared from time to time by our board from funds available for distribution. Upon liquidation, our common shareholders are entitled to receive pro rata all of our assets available for distribution to the shareholders, subject to any preferential rights of our preferred shareholders.

PREFERRED STOCK. Additional shares of preferred stock to be authorized under Proposal No. 3 are what are commonly known as "blank check" preferred stock. We believe that the authorization of the additional shares of preferred stock is in our best interests and our shareholders. We believe it advisable to authorize these shares to have them available for possible issuance in connection with public or private offering of shares for cash, dividends payable in our stock, acquisitions of other companies, implementation of employee benefit plans and pursuit of financing opportunities.

The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, rights on liquidation, limitations or restrictions thereof are determined by the board of directors of a company. These shares may be issued in one or more series with limitations and restrictions as may be determined in the sole discretion of our board of directors without further approval of our shareholders.

Any preferred stock issued would probably have priority over our common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of our common stock and adversely affect their rights and powers, including their voting rights.

Generally, except in connection with a shareholder rights or "poison pill" plan, preferred stock would be issued to investors in connection with raising additional equity capital, and would typically contain terms and conditions intended to protect the interests of investors. The terms and conditions typically would include preference over the holders of common stock in the proceeds of a sale or our liquidation (including the distribution of assets upon a sale of substantially all of our assets and businesses) and priority dividend rights (which may include cumulative dividends), and might include special voting rights, special conversion rights and redemption rights. These rights, either alone or in combination under particular circumstances, can provide the holders of preferred stock with a disproportionate share of current distributions or earnings by way of dividends, or of the proceeds of a sale or liquidation, or disproportionate rights of approval with respect to certain kinds of transactions, compared to those of the holders of our common stock.

Our board does not believe that the approval of this proposal will have an anti-takeover effect. Our board and management believe that it is in our best interests and our shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of our common stock.

While we may consider issuing preferred stock in the future for the purpose of raising additional capital or in connection with acquisition transactions, we presently have no agreements with any person to effect any issuance and we may never issue any preferred stock. Therefore, the terms of any preferred stock cannot be stated or predicated with respect to any or all of the securities authorized.

INDEPENDENT AUDITORS

KPMG, LLP has been chosen by the Audit Committee and the Board of Directors to serve as the Company's independent auditorfor 2001. A proposal will be presented at the Annual Meeting to ratify KPMG, LLP as the Company's independent auditor. If the shareholders do not ratify this appointment, the Board of Directors will reconsider the appointment.

The Board of Directors recommends a vote "FOR" the ratification of KPMG, LLP as the Company's independent auditor for 2001.

Tullius Taylor Sartain & Sartain served as the Company's independent auditor for the fiscal years ended December 31, 1999 and 2000. The firm was dismissed as the Company's independent auditor upon the signing of the engagement of the new accounting firm, KPMG, LLP. The decision to change firms was based on the growth of the Company and the general recommendations of the investment community that a public company be audited by a nationally recognized accounting firm.

The reports of Tullius Taylor Sartain & Sartain on the financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 1999 and 2000, there were no disagreements between the Company and Tullius Taylor Sartain & Sartain on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure.

Representatives of Tullius Taylor Sartain and Sartain will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so. Representatives of KPMG, LLP will not be present at the Annual Meeting.

OTHER MATTERS

The Company will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply solicitation materials by mail to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and employees of the Company, not employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or telegraph.

MATTERS WHICH MAY COME BEFORE THE MEETING

The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the meeting, the persons named in the accompanying Proxy Card will vote thereon in accordance with the recommendation of the Board of Directors.

REMINDER: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                 EXHIBIT A

                                 NESCO, INC.

                           AUDIT COMMITTEE CHARTER

All members of the Audit Committee shall be independent Directors. The Audit Committee shall be chaired by an independent Director appointed by the Board.

The function of the Audit Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving NESCO, Inc. and, unless otherwise specified, any of its direct or indirect subsidiaries (together, "the Corporation"):

1. Review and approval of the Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and recommendations to the Board regarding the Board's execution of them;

2. Such review of the annual financial statements, annual reports and registration statements of the Corporation's direct or indirect subsidiaries as in the Audit Committee's judgment is appropriate in order to fulfill its responsibilities;

3. Review of the Corporation's programs for compliance with applicable financial disclosure requirements;

4. Review of the auditing of the Corporation's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

5. Review of a formal written statement provided by the Corporation's outside auditing firm and engaging in a dialogue with such firm regarding the non-audit professional services provided by such firm, any other relationships between the Corporation and such firm and the related fees and other compensation paid to such firm, considering the possible effect they have on the independence of such firm;

6. Recommendations to the Board regarding the engagement of independent public accountants;

7. Review of the Corporation's processes to maintain an adequate system of internal controls;

8. Review of the scope and results of the Corporation's internal audit plans and procedures;

9. Review of material related party transactions between the Corporation and officers, directors or key employees;

10. Direct and supervise investigations into matters within the scope of the Audit Committee's duties;

11. Recommend to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

12. Perform such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

In carrying out these duties and responsibilities, the Committee shall have full access to the independent public accountants, the internal auditors, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint session or private meetings as in its judgment it deems appropriate. Similarly, the Corporation's independent public accountants, internal auditors and executive and financial management will have full access to the Committee and to the Board of Directors and each is responsible for bringing before this Committee of its Chair in a timely manner and matter he/she feels appropriate to the discharge of the Committee's responsibility.

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                                                       NESCO, INC.
                                       12331 E. 60TH STREET, TULSA, OKLAHOMA 74146
                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Eddy L. Patterson and James Howell, and each of them, with power of substitution, as proxies, to vote all shares of NESCO, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the
Shareholders on May 17, 2001, at the company's offices at 12331 E. 60th Street, Tulsa, Oklahoma at 1:00 p.m., or any adjournment thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on matters which come before the Annual Meeting.


1.     To elect the following nominees as directors for a one year term: Eddy L. Patterson, James Howell, E. R. Foraker,
       Dallin Bagley, and Robert Sumner.
           FOR all nominees (except as marked     WITHHOLD AUTHORITY to vote     (INSTRUCTION: To withhold authority
           to the contrary at right)              For all nominees               to vote for any individual nominee, write
           (  )                                   (  )                           that nominee's name on the space below.)

                                                                                 _________________________________________
2. Increase in the Authorized Shares of Capital Stock.
                        FOR                       AGAINST           ABSTAIN
                        (  )                      (  )              (  )
3. To ratify the selection of KPMG, LLP as independent auditors for the Company for 2001.
                        FOR                       AGAINST           ABSTAIN
                        (  )                      (  )              (  )
4. To transact such other business as may properly come before the meeting or any adjournment thereof.
                      (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)







   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDER SPECIFICATIONS.  UNLESS DIRECTED TO THE CONTRARY, THIS PROXY WILL
BE VOTED FOR ITEMS 1, 2, AND 3.  Receipt of accompanying Notice of the meeting and Proxy Statement is hereby acknowledged.

                                                          Date:___________________________________, 2001

                                                          _____________________________________________
                                                                        (Signature)
                                                          _____________________________________________

                                                          _____________________________________________
                                                                   (Please Print Your Name)

                                                                   (Please sign name as fully and exactly as it appears opposite.
                                                                   When signing in a fiduciary or representative capacity, please give full title as such.  When more than one owner, each owner should sign.  Proxies executed by a corporation should be
                                                                   signed in full corporate name by duly authorized officer.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS STATED ABOVE.

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